UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2020

CHINA CARBON GRAPHITE GROUP, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 333-153261

Nevada	98-0550699
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

20955 Pathfinder Road, Suite 200, Diamond Bar, CA, 91765	909-843-6518
(Address of principal executive offices, including zip code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

China Carbon Graphite Group, Inc. (the “Company”) is providing the following update on the filing of its quarterly report on Form 10-Q for the three months ended March 31, 2020 (the “Quarterly Report”). As a result of the global outbreak of the COVID-19, first reported in mainland China in December 2019, then in Asia and eventually throughout the world, the Company is unable to meet the filing deadline of the Quarterly Report. The Company’s business is located in China. In order to avoid the risk of the virus spreading, the Chinese government required enterprises to temporarily close offices and cease production. The Company has been following the recommendations of local health authorities to minimize exposure risk for its team members in February and March, including the temporary closures of its offices and having team members work remotely. The Company started resuming its operations in April 2020, and, as a result, the Quarterly Report will not be completed by the filing deadline, due to insufficient time to facilitate the internal and external review process.

In accordance with the order (the “Order”) promulgated by the Securities and Exchange Commission on March 4, 2020 in Release No. 34-88318 relating to the Securities Exchange Act of 1934, as amended as modified on March 25, 2020 in Release No. 34-88465, the Company will file the Quarterly Report within 45 calendar days of the required date, which shall be no later than June 29, 2020. The Company will evaluate its need for an additional extension under Rule 12b-25 at that time, as contemplated by the Order.

The Company is supplementing the risk factors explaining the impact of COVID-19 on its business:

We are susceptible to general economic conditions, natural catastrophic events and public health crises, market downturns and changes in supply chains and sales demand could adversely affect our operating results.

Our operating results will be subject to fluctuations based on general economic conditions, in particular those conditions that impact graphite products industry. Deterioration in economic conditions could cause decreases in both retail and wholesale trade volume and reduce and/or negatively impact our short-term ability to grow our revenues. Further, any decreased collectability of accounts receivable or early termination of agreements due to deterioration in economic conditions could negatively impact our results of operations.

Furthermore, our business is subject to the impact of natural catastrophic events such as earthquakes, floods or power outages, political crises such as terrorism or war, and public health crises, such as disease outbreaks, epidemics, or pandemics in the U.S. and global economies, our markets and business locations. Currently, the rapid spread of coronavirus (COVID-19) globally has resulted in increased travel restrictions and disruption and shutdown of businesses. We may experience impacts from quarantines, market downturns and changes in customer behavior related to pandemic fears and impacts on our workforce if the virus becomes widespread in any of our markets. If the virus were to affect a significant number of our workforce employed in our business-to-business and business-to-customer sales operation, we may experience delays or the inability to deliver our products to customers on a timely basis. In addition, our manufacture process relies on raw materials and components provided by our suppliers. If the ongoing quarantining measures cause delays along our supply chain, we will likely experience manufacture slow-down for the indefinite future. Our customers include mainly domestic customers and we generally do not enter into long-term contracts with our customers; one or more of our customers, distribution partners, service providers or suppliers may experience financial distress, file for bankruptcy protection, go out of business, or suffer disruptions in their business due to the coronavirus outbreak; as a result, our operation revenues may be impacted. The extent to which the coronavirus impacts our results will depend on future developments, which are highly uncertain and will include emerging information concerning the severity of the coronavirus and the actions taken by governments and private businesses to attempt to contain the coronavirus, but is likely to result in a material adverse impact on our business, results of operations and financial condition at least for the near term.

Forward-Looking Statements

Statements in this Current Report on Form 8-K are “forward-looking statements” as the term is defined under applicable securities laws. These statements include the anticipated timing of the filing of Company’s quarterly and annual statements under the Exchange Act; the expected impact of the COVID-19 virus outbreak on the Company’s financial reporting capabilities and its operations generally and the potential impact of such virus on the Company’s customers, distribution partners, advertisers and production facilities and other third parties. These and other forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those statements. Such risks and uncertainties are, in many instances, beyond the Company’s control. Forward-looking statements, which are presented as of the date of this filing, will not be updated to reflect events or circumstances after the date of this statement except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 15, 2020	China Carbon Graphite Group, Inc.

	By:	/s/ Donghai Yu
Donghai Yu
Chief Executive Officer
(Principal Executive Officer)

Date: May 15, 2020	China Carbon

	By:	/s/ Zhenfang Yang
Zhenfang Yang
Chief Financial Officer
(Principal Financial and Accounting Officer)

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